Exhibit 99.1

Novatel Wireless Reports First Quarter Fiscal 2014 Financial Results

  Reports M2M revenue of $12.1 million, a sequential increase of approximately 45%
  Makes progress on realignment of operational and go-to-market strategy in Mobile Computing
  Completed additional restructuring initiatives expected to achieve approximately $10 million in annualized cost savings

SAN DIEGO--(BUSINESS WIRE)--May 7, 2014--Novatel Wireless, Inc. (NASDAQ: NVTL), a leading provider of intelligent wireless solutions, announced financial results for the first quarter ended March 31, 2014.

Revenue in the first quarter was $48.3 million. GAAP net loss in the quarter was $9.0 million, or $(0.26) per share. On a non-GAAP basis, net loss for the quarter was $7.1 million, or $(0.21) per share. Adjusted EBITDA in the first quarter was a loss of $5.2 million. A reconciliation of GAAP to non-GAAP measures is included in the accompanying tables.

“During the first quarter, we continued to make solid progress in our M2M business, growing sequential revenue by approximately 45%, launching with new customers, advancing major prospects by integrating with their platforms, and building our sales pipeline,” said Peter Leparulo, CEO of Novatel Wireless. “Our targeted vertical approach in M2M, our investments in product innovation, sales, and integration are beginning to produce meaningful results. We are at the center of what we believe are high growth verticals, have the right products and sales and service infrastructure in place, and continue to execute on our high impact growth initiatives.

“In mobile computing, we made progress on our strategy to retrench this business, moving it toward a more targeted product development approach with a more variable operating model. Relatedly, we furthered our restructuring initiatives in the quarter, which we expect to yield annualized cost savings of approximately $10 million beginning in the second quarter. Mobile computing revenue in the quarter was largely driven by sales of our MiFi 5510, which would have been an even larger contributor but was muted by a supply chain component shortage.”

“As we move through 2014, we have a substantial, growing pipeline of opportunities in M2M. We will be expanding our partner relationships as we deepen our presence in our targeted verticals. In mobile computing, we will begin to see our targeted channel approach play out as we focus our development investments on products that we are confident will achieve our required returns, while certain products currently in the channel will come to the end or the long-tail of their planned life cycle. Beyond that, we continue to see opportunities in mobile computing which we will selectively evaluate with our new variable cost model. We have launch plans for a carrier aggregation product release in the second half of the year, as well as other opportunities we are pursuing for 2015, all of which meet our rigid criteria for returns on our development investments. Lastly, we will continue to evaluate our cost structure, commensurate with our opportunities, and remain focused on returning to profitability,” concluded Leparulo.

Second Quarter 2014 Business Outlook

The following statements are forward-looking and actual results may differ materially. Please see the section titled, “Cautionary Note Regarding Forward-Looking Statements” at the end of this press release. A more detailed description of risks related to our business is included in the reports filed by the Company with the Securities and Exchange Commission.

Our guidance for the second quarter of 2014 reflects current business indicators and expectations as of the date of this release. All figures are approximations based on management’s beliefs and assumptions as of the date of this release.

Second Quarter 2014
Total Revenue	$37 - $43 million
Mobile Computing Revenue	$27 - $32 million
M2M Revenue	$10 - $11 million

Non-GAAP Gross Margin	21% - 23%

Non-GAAP EPS	$(0.22) - $(0.15)

Conference Call Information

Novatel Wireless will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. To access the conference call:

  In the United States, call 1-877-317-6789
  International parties can access the call at 1-412-317-6789

Novatel Wireless will offer a live webcast of the conference call, which will be accessible from the "Investors" section of the Company's website at www.NVTL.com. A telephonic replay of the conference call will also be available one hour after the call and will run through May 15, 2014. To hear the replay, parties in the United States may call 1-877-344-7529 and enter conference code 100 452 57#. International parties may call 1-412-317-0088 and enter the same code.

ABOUT NOVATEL WIRELESS

Novatel Wireless, Inc. is a leader in the design and development of intelligent wireless solutions based on 2G, 3G and 4G technologies. The Company delivers specialized wireless solutions to carriers, distributors, retailers, OEMs and vertical markets worldwide. Product lines include MiFi® Intelligent Mobile Hotspots, Ovation™ USB modems, Expedite® embedded modules, Mobile Tracking Solutions, Asset Tracking Solutions, and Enabler smart M2M modules. These innovative products provide anywhere, anytime communications solutions for consumers and enterprises. Headquartered in San Diego, California, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.nvtl.com. (NVTLF)

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management’s current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this release related to our financial results for the first quarter ended March 31, 2014, our outlook for the second quarter of 2014, our outlook for fiscal year 2014, as well as statements regarding new product launches, are forward-looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from the Company’s expectations.

Factors that could cause actual results to differ materially from Novatel Wireless' expectations are set forth as risk factors in the Company's SEC reports and filings and include (1) the future demand for wireless broadband access to data, (2) the growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies including 3G and 4G standards, (4) continued customer and end user acceptance of the Company's current products and market demand for the Company's anticipated new product offerings, (5) increased competition and pricing pressure from current or future wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) unexpected liabilities or expenses, (8) the Company’s ability to introduce new products in a timely manner, (9) litigation, regulatory and IP developments related to our products or component parts of our products, (10) the outcome of pending or future litigation, including the current class action securities litigation, (11) the continuing impact of the recent global credit crisis on the value and liquidity of the securities in our investment portfolio, (12) dependence on a small number of customers, (13) the effect of changes in accounting standards and in aspects of our critical accounting policies and (14) the Company's plans and expectations relating to strategic relationships, international expansion, software and hardware developments, personnel matters, cost containment initiatives, and operating strategies.

These factors, as well as other factors described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. Non-GAAP operating expenses, net loss and loss per share exclude stock-based compensation expenses, acquisition-related intangible-asset amortization, and restructuring and other severance charges.

Adjusted EBITDA and Non-GAAP net loss, loss per share, operating expenses, and gross margin are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for net income, diluted earnings per share, operating expenses, gross margin or any other performance measure determined in accordance with GAAP. We present adjusted EBITDA and non-GAAP net loss, loss per share, operating expenses, and gross margin because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company's performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance when planning, forecasting and analyzing future periods. The stock-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP operating expenses, net loss and loss per share, management excludes stock-based compensation expenses, acquisition-related intangible-asset amortization, and restructuring and other severance charges to facilitate comparability of the Company's operating performance on a period-to-period basis because such expenses are not, in management's review, related to the Company's ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP operating expenses, net loss and loss per share also facilitates a comparison of Novatel Wireless’ underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP operating expenses, net income and earnings per share have limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for GAAP operating expenses, net income and earnings per share. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP operating expenses, net loss and loss per share are:

  Other companies, including other companies in our industry, may calculate non-GAAP operating expenses, net loss and loss per share differently than we do, limiting their usefulness as a comparative tool.
  The Company's income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP operating expenses, net loss and loss per share reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP operating expenses, net loss, loss per share and gross margin. For more information, see the consolidated statements of operations and the "Reconciliation of GAAP Net Loss to Non-GAAP Net Loss" contained in this press release.

(C) 2014 Novatel Wireless, Inc. All rights reserved. The Novatel Wireless name and logo are trademarks of Novatel Wireless, Inc.

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2014	2013
	(Preliminary and unaudited)
ASSETS

Current assets:

Cash and cash equivalents	$11,827	$2,911
Marketable securities	15,040	16,612
Restricted marketable securities	298	2,566
Accounts receivable, net	30,028	39,985
Inventories	25,129	27,793
Deferred tax assets, net	100	100
Prepaid expenses and other	2,792	5,662
Total current assets	85,214	95,629

Property and equipment, net	8,246	9,901

Marketable securities	720	3,443

Intangible assets, net	1,879	2,131

Deferred tax assets, net	81	81

Other assets	731	280
Total assets	$96,871	$111,465

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$23,187	$24,538
Accrued expenses	21,141	23,271
Current portion of contingent loss for litigation	4,326	4,326
Short-term margin loan facility	298	2,566
Total current liabilities	48,952	54,701

Other long-term liabilities	1,723	1,848
Long-term portion of contingent loss for litigation	10,000	10,000

Total liabilities	60,675	66,549

Stockholders' equity:

Common stock	34	34
Additional paid-in capital	441,628	441,368
Accumulated other comprehensive income	6	5
Accumulated deficit	(380,472)	(371,491)
	61,196	69,916
Treasury stock at cost	(25,000)	(25,000)
Total stockholders' equity	36,196	44,916

Total liabilities and stockholders' equity	$96,871	$111,465

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013
	(Preliminary and unaudited)	(Unaudited)

Net revenues	$48,284	$85,921
Cost of net revenues	38,216	69,073
Gross profit	10,068	16,848

Operating costs and expenses:
Research and development	8,618	13,811
Sales and marketing	3,995	5,756
General and administrative	5,076	6,326
Amortization of purchased intangible assets	140	140
Restructuring charges	1,166	-
Total operating costs and expenses	18,995	26,033

Operating loss	(8,927)	(9,185)

Other income (expense):
Interest income, net	15	57
Other expense, net	(44)	(77)

Loss before income taxes	(8,956)	(9,205)

Income tax provision (benefit)	25	(83)

Net loss	$(8,981)	$(9,122)

Per share data:

Net loss per share:
Basic and diluted	$(0.26)	$(0.27)

Weighted average shares used in computation of net loss per share:

Basic and diluted	34,172	33,717

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,
	2014	2013
	(Preliminary and unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(8,981)	$(9,122)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,125	2,310
Provision for bad debts	30	156
Inventory provision	180	65
Share-based compensation expense	477	949
Non-cash income tax benefit	(6)	(120)
Changes in assets and liabilities:
Accounts receivable	9,928	(1,026)
Inventories	2,484	8,761
Prepaid expenses and other assets	2,418	55
Accounts payable	(1,175)	(644)
Accrued expenses, income taxes, and other	(2,085)	499

Net cash provided by operating activities	5,395	1,883

Cash flows from investing activities:
Purchases of property and equipment	(513)	(2,852)
Purchases of marketable securities	-	(3,754)
Marketable securities maturities/sales	6,564	3,159

Net cash provided by (used in) investing activities	6,051	(3,447)
Cash flows from financing activities:
Proceeds from the issuance of short-term debt, net of issuance costs	-	7,000
Principal repayments of short-term debt	(2,268)	(2,178)
Restricted cash related to short-term debt	-	(661)
Proceeds from stock option exercises and ESPP net of taxes paid on vested restricted stock units
	(217)	(304)
Net cash provided by (used in) financing activities	(2,485)	3,857
Effect of exchange rates on cash and cash equivalents	(45)	(65)

Net increase in cash and cash equivalents	8,916	2,228
Cash and cash equivalents, beginning of period	2,911	16,044
Cash and cash equivalents, end of period	$11,827	$18,272

Novatel Wireless, Inc.

Preliminary Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
Three Months Ended March 31, 2014
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2014

	Net Income (Loss)	Income (Loss) Per Share, Diluted

GAAP net loss	$(8,981)	(0.26)

Adjustments:
Share-based compensation expense (a)	477	0.01

Acquisition related charges (b)	224	0.01

Restructuring and other severance charges (c)	1,166	0.03
Non-GAAP net loss	$(7,114)	$(0.21)

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b) Adjustments reflect amortization of purchased intangibles.

(c) Adjustments reflect restructuring and other reduction in force charges.

See "Non-GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.

Preliminary Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended March 31, 2014
(in thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Restructuring charges (c)	Non-GAAP

Cost of net revenues	$38,216	$(30)	$84	$-	$38,162

Operating costs and expenses:
Research and development	8,618	47	-	-	8,571
Sales and marketing	3,995	79	-	-	3,916
General and administrative	5,076	381	-	-	4,695
Amortization of purchased intangibles assets	140	-	140	-	-
Restructuring and other severance charges	1,166	-	-	1,166	-
Total operating costs and expenses	$18,995	507	140	1,166	$17,182

Total		$477	$224	$1,166

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b) Adjustments reflect amortization of purchased intangibles.

(c) Adjustments reflect restructuring and other reduction in force charges.

See "Non-GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Preliminary Reconciliation of GAAP Loss before Income Taxes to Adjusted EBITDA
Three Months Ended March 31, 2014
(in thousands)
(Unaudited)

Three Months Ended
March 31, 2014

Loss before income taxes	$(8,956)
Depreciation and amortization	2,125
Share-based compensation expense	477
Restructuring and other severance charges	1,166
Other expense	29
Adjusted EBITDA	$(5,159)

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

NOVATEL WIRELESS, INC.
Segment Reporting
Three Months Ended March 31, 2014 and 2013
(in thousands)

	Three Months Ended
	March 31,
	2014	2013
	(Preliminary and unaudited)	(Unaudited)
Net revenues by reportable segment:
Mobile Computing Products	$36,198	$75,620
M2M Products and Solutions	12,086	10,301
Total	$48,284	$85,921

Operating loss by reportable segment:
Mobile Computing Products	$(6,126)	$(5,500)
M2M Products and Solutions	(2,801)	(3,685)
Total	$(8,927)	$(9,185)

	March 31,	December 31,
	2014	2013
	(Preliminary and unaudited)
Identifiable assets by reportable segment:
Mobile Computing Products	$80,235	$96,516
M2M Products and Solutions	16,636	14,949
Total	$96,871	$111,465

CONTACT:
Investor contact:
The Blueshirt Group for Novatel Wireless
Chris Danne, 415-217-5865
chris@blueshirtgroup.com
or
Matthew Hunt, 415-489-2194
matt@blueshirtgroup.com